UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

SOCIAL LEVERAGE ACQUISITION CORP I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

Announcement of business combination between Social Leverage Acquisition Corp I and W3BCLOUD Holdings Inc.

Social Media Posts

Twitter

On August 3, 2022, the following communication was made available by Maggie Love on Twitter:

●	Five years ago, Joe Lubin asked me to create materials on Ethereum for a meeting w/ @AMD. That fateful meeting led me to co-found @W3BCLOUD, @AMD’s only joint venture in blockchain. Now, the company I co-founded in 2018 intends to go public. Here’s the story:

●	2017 ConsenSys was the center of the blockchain universe. Everyone wanted their company or idea on blockchain. And everyone wanted to work with ConsenSys. It was an incredibly energizing & fun time to be there

●	One day, two visionary investors, Sami Issa and Wael Aburida, came to ConsenSys. Their proposal was simple: Create a web3 infrastructure joint venture between Consensys and Advanced Micro Devices, aka @AMD. Sounds easy, right?

●	The new entity would combine ConsensSys’s blockchain expertise with AMD’s hardware expertise. Software needs hardware. It was an exciting idea.

●	No one was thinking about the infrastructure layer, much less starting a joint venture with one of the largest chipset manufacturers in the world. It was a visionary idea, right down to the name: We called it @W3BCLOUD in in 2018!

●	That’s where I came in. At the time, my job was to incubate new businesses at Consensys. So Joe Lubin turned to me for a deck.

●	The deck described: - Ethereum and its roadmap - Other protocols focused on decentralized compute & storage - The Ethereum development timeline (which only existed on Vitalik’s reddit threads)

●	Using my former consulting skills, I put the deck together and sent it off to Joe and the ConsenSys team. I was proud of my work, but I didn’t think much of it -- just another deck!

●	But in the background, Michael Wuehler (co-founder of Infura) went to bat for me as he witnessed all of the effort I put into the deck. He pushed Joe Lubin to get me in the meeting, because, well, I created all the work for it. So I ended up in the meeting.

●	After the meeting, Joe said: “Great job on this presentation, now go make this deal happen.”

●	“The deal” progressed from just an idea and a consulting agreement to a full-blown joint venture. The opportunity was huge: Provide compute and storage for the new Internet.

●	Soon after, I began working closely with Sami and Wael, who had the vision to stand up what would eventually become @W3BCLOUD. I’m glad to call them my mentors, partners, and friends.

●	Now, after years of work, we’re going public via a SPAC merger with Social Leverage Acquisition Corp I. Among other things, we’re proud to have generated $40 million in revenue last year with a 73% EBITDA margin.

●	We’re thrilled to take on more capital and build the future of distributed compute for Web3. The future is bright for @W3BCLOUD, and I’m a bigger believer than ever in decentralized systems down to the infrastructure layer.

●	If you’re a developer looking for decentralized infrastructure designed for web3 protocols by web3 natives, DM me. And read the official go-public announcement here!

Forward-Looking Statements

This communication (the “Communication”) includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or other similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics (including Revenue, EBITDA, EBITDA Margin and Capex), projections of industry supply and demand, pricing and market opportunity, the satisfaction of closing conditions to the Business Combination and any related transactions, the level of redemptions by the Social Leverage Acquisition Corp I’s (“SLAC” or the “Company”) public stockholders and the timing of the completion of the proposed business combination (the “Business Combination”) between SLAC and W3BCLOUD Holdings Inc. (“W3BCLOUD”), including the anticipated closing date of the Business Combination and the use of the cash proceeds therefrom. These statements are based on various assumptions, whether or not identified in this Communication and on the current expectations of the Company’s and W3BCLOUD’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of the Company and W3BCLOUD.

These forward-looking statements are subject to a number of risks and uncertainties, including (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the stockholders of the Company are not obtained; (iii) the ability to maintain the listing of the combined Company’s securities on the stock exchange; (iv) the risk that the Business Combination disrupts current plans and operations of the Company or W3BCLOUD as a result of the announcement and consummation of the transaction described herein; (v) the risk that any of the conditions to closing are not satisfied in the anticipated manner or on the anticipated timeline; (vi) the failure to realize the anticipated benefits of the Business Combination; (vii) risks relating to the uncertainty of the projected financial information with respect to W3BCLOUD and costs related to the Business Combination; (viii) risks related to the rollout of W3BCLOUD’s business strategy and the timing of expected business milestones; (ix) the effects of competition on W3BCLOUD’s future business and the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (xi) risks related to domestic and international political and macroeconomic uncertainty; (xii) the outcome of any legal proceedings that may be instituted against the Company, W3BCLOUD or any of their respective directors or officers, following the announcement of the Business Combination; (xiii) the amount of redemption requests made by the Company’s public stockholders; (xiv) the ability of the Company or the combined company to issue equity, if any, in connection with the Business Combination or to otherwise obtain financing in the future; (xv) the impact of the global COVID-19 pandemic and governmental responses on any of the foregoing risks; (xvi) risks related to digital assets technology, industry and regulations; (xvii) changes in laws and regulations; and (xviii) those factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, in each case, under the heading “Risk Factors,” and other documents of the Company to be filed with the Securities and Exchange Commission (the “SEC”). The Company and W3BCLOUD caution that the foregoing list of factors is not exclusive or exhaustive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. If any of these risks materialize or the Company’s or the W3BCLOUD’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither the Company nor W3BCLOUD presently know or that the Company and W3BCLOUD currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s and W3BCLOUD’s expectations, plans or forecasts of future events and views as of the date of this communication. The Company and W3BCLOUD anticipate that subsequent events and developments will cause the Company’s and W3BCLOUD’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company and W3BCLOUD specifically disclaim any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing the Company’s or W3BCLOUD’s assessments as of any date subsequent to the date of this communication. Neither the Company nor W3BCLOUD gives any assurance that W3BCLOUD or the Company will achieve its expectations. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Important Information about the Business Combination and Where to Find It

In connection with the Business Combination, the Company intends to file with the SEC a proxy statement, which will be mailed (if and when available) to all Company stockholders once definitive (the “Proxy Statement”), which will serve as a preliminary proxy statement and certain other related documents, which will be distributed to holders of shares of the Company’s common stock in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders with respect to the Business Combination as well as other matters as may be described in the Proxy Statement. The Company’s stockholders and other interested persons are advised to read, when available, the Proxy Statement, as well as other documents filed with the SEC in connection with the Business Combination, as these materials will contain important information about the parties to the Business Combination Agreement, the Company and the Business Combination. Copies of the definitive proxy statement and all other relevant materials for the Business Combination filed or that will be filed with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by the Company may be obtained free by directing a request to: Social Leverage Acquisition Corp I, 8390 E. Via De Ventura, Suite F110-207, Scottsdale, Arizona 85258, Attention: Howard Lindzon.

Participants in the Solicitation

SLAC, WEBCLOUD and certain of their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from SLAC’s stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of SLAC’s directors and executive officers in SLAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 31, 2022. A list of the names, affiliations and interests of SLAC’s directors and executive officers in SLAC will be contained in a proxy statement relating to the proposed transaction that will be filed with the SEC. Investors may obtain additional information regarding the interests of participants in the solicitation of proxies from SLAC’s stockholders in connection with in the proposed transaction, which may, in some cases, be different than those of SLAC’s stockholders generally, by reading the proxy statement relating to the proposed transaction when it is filed with the SEC and other materials that may be filed with the SEC in connection with the proposed transaction when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov or by directing a request to: Social Leverage Acquisition Corp I, 8390 E. Via De Ventura, Suite F110-207, Scottsdale, Arizona 85258, Attention: Howard Lindzon.

No Offer or Solicitation

This Communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

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